Exhibit 10.5

HSBC [LOGO]
July 12, 2000

Pultronex Corporation
2305 - 8th Street
Nisku, Alberta
T9E 7Z3

Attention:  Kelly Delhon
            Gary Loblick


Dear Sirs:

0n the basis of the financial statements and other information provided by Pultronex Corporation (the "Borrower") and Pultronex Corporation (US Entity) (the "Corporate Guarantor') in connection with your request for continued financing, HSBC Bank Canada (tile "Bank") has authorized the renewal of the following loans (the "Loans"):

1.  Loans:

     1.1 $1,600,000 demand revolving operating loan (the "Operating Loan") (increase from $1,000,000). This includes an option for advances to be made available up to USD$200,000, and an option for issuance of letters of guarantees up to an amount of $200,000;

     1.2  $233,300 demand capital loan (the "Capital Loan");

     1.3 $460,000 demand capital loan (the "Equipment Loan") based on 75% of purchase price of equipment, upgrades, etc., or alternatively,

          $460,000 leasing facility (the "Leasing Facility") as outlined in the attached Leasing Proposal dated June 1, 2000 put forward by HSBC Bank Canada Leasing Division (the "Leasing Department");

     1.4 $500,000 facility to arrange foreign exchange contracts (the "FX Facility");

2. Purpose:

     2.1 the Operating Loan will be used to assist in financing the operating requirements of the Borrower, which may include the issuance of documentary credits in payment for goods and services;

     2.2 the Capital Loan is the residual balance of a loan used to provide additional working capital and pay out loans to ZCL Composites Inc.;

     2.3 the Equipment Loan (or Leasing Facility) will be used to finance various equipment purchases, and to perform various computer upgrades;


HSCB Bank Canada
10561 Jasper Avenue, Edmonton, Alberta T5J 1Z4
Tel: (780) 423-3563       Fax:  (780) 420-0506

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     2.4  the L/G Facility,  incorporated in the Operating Loan, will be used to issue letters of guarantee;

     2.5 the F/X Facility will be used to arrange forward contracts to fix prices on forward purchases/sales of foreign currencies;

3. Interest:

     3.1 interest on the daily balance of the principal advanced under the Operating Loan and remaining unpaid from time-to-time will be payable monthly in arrears on the last day of each month at a floating rate equal to the Bank's Prime Rate plus 75 basis points per annum (change from 100 bps), calculated monthly from the date of advance.

          In the case of U.S. Dollar borrowings, interest on the daily balance of the principal advanced and remaining unpaid from time-to-time will be payable monthly in arrears on the last day of each month at a floating rate equal to the Bank's U.S. Base Rate plus 75 basis points per annum (change from 100 bps);

     3.2 interest on the daily balance outstanding under the Capital Loan, and Equipment Loan and remaining unpaid from time-to-time will be payable on the last day of each month at a rate equal to the Bank's Prime Rate plus 100 basis points per annum (change from 125 bps) calculated monthly in arrears from the date of advance;

     3.3 should the Leasing Facility be selected, the rental pricing on the Leasing Facility will be determined by Leasing Department following the conditions stipulated on the attached Leasing Proposal;

     The Bank's "Prime Rate" means the floating annual rate of interest established and announced by the Bank from time-to-time as a reference rate for purposes of determining rates of interest it will charge on loans denominated in Canadian dollars and which, by accepting this letter the Borrower acknowledges was 7.50% on July 10, 2000. A certificate of the Vice President of the Bank will be conclusive evidence of the Bank's Prime Rate from time-to-time;

     The Bank's "U.S. Prime Rate" means the floating annual rate of interest established and announced by the Bank from time-to-time as a reference rate for purposes of determining rates of interest it will charge on loans denominated in U.S. dollars and which, by accepting this letter, the Borrower acknowledges was 10.00% on July 10, 2000. A certificate of the Vice-President of the Bank will be conclusive evidence of the Bank's Prime Rate from time-to-time;

     Notwithstanding anything to the contrary contained herein, the Bank may, in its discretion, make an advance under the Operating Loan, or make a reduction from the advance otherwise requested under Loans, to pay any interest which has become due and payable as aforesaid.

4.  Letter of Guarantee Fees:

     165 basis points per annum (minimum $100) calculated on the amount of each letter of guarantee issued, payable at the time of issue or on any renewal thereof;


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5. Advances:

     5.1 the Operating Loan will revolve on an overdraft basis and will be available following satisfaction of the Conditions of Loans as set forth below. Advances under the Operating Loan, together with 50% of D/C's opened but not accepted plus 100% of D/C's under usance terms, 100% of L/G's issued and 31% of forward exchange contracts outstanding, will at not time exceed the aggregate of 50% of Acceptable Inventory and 75% of Acceptable Receivables. Employee deductions and wages due will also be deleted from Acceptable
          Receivables (the "Margin Requirements"). For the purpose of this section "Acceptable Inventory" means the value based on cost of all raw materials to be utilized by the Borrower for resale of production of goods for resale, 50% of which value will not be greater than $150,000 and "Acceptable Receivables" means the aggregate of accounts receivable of the Borrower from customers approved by the Bank which have been outstanding for not more than 90 days from which will be excluded accounts receivable from affiliated corporations, accounts receivable which are disputed by the Borrower's customers or from whom all or part of other accounts receivable remain outstanding for in excess of 90 days.

          5.1.1 an exception will be made to the Margin Requirements to allow Acceptable Receivables to be assessed at 90% of any accounts
                  receivable of the  Borrower   insured  by  Export  Development
                  Corporation ("EDC") and in good standing.

          5.1.2 daily credit balance positions in the Borrower's USD account up to an amount equivalent to CAD $250,000 may be used to net off outstanding balances on the Operating Loan but only for the purpose of determining the margin requirement on that day.

     5.2  the Capital Loan is fully advanced.

     5.3 the Equipment Loan will be made available as required in up to three tranches subject to ongoing compliance with the Conditions of Loans as set forth below, in blocks representing 75% of the purchase price of equipment, and computer upgrades;

          Or, alternatively, should the Leasing Facility be chosen, advances will be made according to the conditions stipulated by Leasing Department;

     5.4 forward exchange contracts may be arranged up to 180 days at any time within the authorized limit of the FX Facility, provided 31% of the Canadian equivalent of such contracts outstanding is assessed against the Margin Requirements above;

6.  Repayment:

     6.1  All  amounts  outstanding  under the Loans  will be repaid on  demand,
          however,  unless  and  until  otherwise  demanded,   interest  on  the
          Operating Loan will be payable as set forth above;

     6.2 the Capital Loan will continue to be repaid in consecutive monthly principal payments of $5,835 plus interest on the last day of each month;


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     6.3  the Equipment  Loan will be repaid in  consecutive  monthly  principal payments plus interest on the last day of each month. Each advance made under the Equipment Loan will be repaid within an amortization period not to exceed 60 months.

     6.4  Repayment of Leasing Facility to be determined by Leasing Department.

7.   Loan Administration Fee:

     A fee of %200 per month (change from $150) will be charges to compensate the Bank of the lack of free balances which would normally be available to the Bank if the Operating Loan were to revolve in normal note multiples.

8.  Electronic Fund Transfer Services (EFT):

     For a faster and easier way to process regularly scheduled transactions, EFT software is available to move funds quickly and safely. You can initiate payroll deposits, regular disbursements and obtain collection of your receivables to efficiently manage your cash. The fee is $50 per month plus 0.05 per entry and there is no cost for transmission (via modem to a 1-800 number).

9.  Payment Filing Service (PFS):

     PFS software package will allow you to electronically remit taxed (federal, provincial and municipal), as well as employee payroll deductions (CPP,
     EI), federal & provincial filings, and utility bills. The fee is a one time $25 set up charge, plus approximately $2.75 per bill paid and there is no cost for transmission (via modem to a 1-800 number).

10.  Hexagon:

     10.1 the Bank's global electronic banking software is available for installation on IBM compatible computer with modem, for use at the Borrower's office. This provides on-line banking for daily transactional needs and detailed account information. The Bank's monthly change in Canada for installations in the same office is $50.00 and there is no set fee of line charge for usage;

     10.2 up to 5 accounts may be accessed through Hexagon without further charge, including accounts held with other members of the HSBC Bank Group worldwide. Accounts of parent company, subsidiaries, shareholders and other senior management may also be included.

11.  Conditions of Loans:

     The following covenants of the Borrower and the Guarantors will apply so long as the Borrower is indebted to the Bank:

     11.1 all accounts of the Borrower to be maintained with to the Bank;

     11.2 the Borrower will maintain the Margin Requirements as set forth above;

     11.3 the Borrower will maintain EDC insurance on all foreign accounts receivable;

     11.4 the Borrower will not, without the prior written consent of the Bank:


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      11.4.1   permit its total  debt to  tangible  net worth  ratio to exceed
               1.75:1 (change from 2.00:1). For the purpose of this calculation total debt excludes shareholder loans formally postponed and assigned to the Bank and tangible net worth includes the same postponed loans and excludes any intangible assets such as Goodwill. For calculation of this ratio based on monthly operating statements, 50% of current before tax earnings will be included in equity;

      11.4.2 permit its net working capital ratio to at any time be less than 1.75:1;

      11.4.3 make capital expenditures aggregating in any one year in excess of $100,000 which amount will not be cumulative from year-to-year. An exception is made under this section to accommodate the Borrower's capital expenditure program agreed with the Bank in detailed capital asset budgets provided to and agreed with by the Bank at time of each annual review;

      11.4.4 inject further funds into new or existing affiliated or related operations or make any capital expenditures in this regard;

      11.4.5 declare or pay dividends on any class or kind of its shares, repurchase or redeem any of its shares, which will result in a reduction of its capital in any way whatsoever or repay any shareholders' advances;

      11.4.6 grant or allow any lien, charge, lease or other encumbrance, whether fixed or floating, to be registered against or exist on any of the assets of the Borrower save as specifically provided herein;

      11.4.7 become guarantor or endorser or otherwise become liable upon any note or other obligation other than in the normal course of the Borrower's business;

12.  Financial Statements Reports:

     The Borrower will from time-to-time deliver to the Bank the following:

     12.1 monthly, within 25 days of each calendar month end:

        12.1.1 signed aged list of accounts receivable of the Borrower with those over 90 days and any hold back monies being listed separately;

        12.1.2   aged list of accounts payable of the Borrower;

        12.1.3 declaration of inventory in the Bank's format detailing raw materials, work in progress and finished products, together with such supporting data as the Bank may require;

        12.1.4 signed internally prepared interim financial and operating statements;

        12.1.5   signed margin calculation using the Bank's format;

        12.1.6 signed statement of financial ratios/convenants using the Bank's format;

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        12.1.7   copy of EDC report.

     12.2 annually, within 120 days (change from 90 days) of the Borrower's fiscal year end:

        12.2.1   signed audited financial statements for the Borrower;

        12.2.2 pro forma financial statements, income and security margin projections, and a cashflow budget for the following fiscal year;

        12.2.3 Registrar of Companies and Personal Property Security Act searches to be conducted in July of each year;

13. Security:

          The Loans will be secured by the following documents completed by the Borrower and, where necessary, registered, in a form and manner satisfactory to the Bank's solicitors:

          On Hand

          13.1 account and borrowing resolutions'

          13.2 Hexagon documentation as required;

          13.3 demand promissory notes;

          13.4 overdraft agreement for $1,000,000 (TO BE RELEASED);

          13.5 unlimited general security agreement creating a first charge over all present and after acquired assets of the Borrower registered in each jurisdiction in which the Borrower carries on business;

          13.6 assignment of inventory under Section 427 of the Bank Act including all ancillary legal forms of the Bank in this regard;

          13.7 general security agreement relating to goods;

          13.8 endorsement of all risk insurance on the aforesaid equipment and inventory, showing the Bank as the first loss payee by way of standard endorsement, the said policy to include business interruption and public liability insurance, with the coverage over inventory to be not less than $1,000,000, and over equipment to be not less than $1,000,000 and the comprehensive liability coverage to be not less than $1,000,000

          13.9 agreement re: foreign exchange contracts;

          13.10 assignment of EDC insurances;

          13.11 indemnities re: D/C's and L/G's issued (as required);


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         13.12 limited  guarantee  of  the  indebtedness  to  the  Bank  of  the
               Borrower, by each of the personal guarantors together with interest and any recovery costs as follows:

                Kelly Delhon        $400,000 (TO BE RELEASED)
                Jarnail Sehra       $400,000 (TO BE RELEASED)
                K. Mehra            $290,000 (TO BE RELEASED)

         13.13 Life insurance benefits to be assigned to the Bank of the following individuals in amounts indicated:

                 $400,000 Kuldip Delhon

         13.14 postponements and assignments of creditors claim with promissory notes attached from the shareholders;

         13.15 postponements and subordination agreement from ZCL Composites in form satisfactory to the Bank's solicitors (TO BE RELEASED);

         13.16 assignment over cash, credit balances, or term deposits executed by the Borrower;
                  (To be obtained)

         13.17  overdraft agreement for $1,600,000;

         13.18  demand promissory notes as required (re: Equipment Loan);

         13.19 unlimited guarantee of the indebtedness to the Bank of the Borrower by the Corporate Guarantor;

         13.20 postponements and assignments of shareholder loans executed by the Corporate Guarantor;

         13.21 such supporting certificates and opinions as the Bank will reasonably require.

14.  Premises Visits:

     The Bank will have the right to inspect the aforesaid lands and the Borrower's business premises at any time, and in any even not less than quarterly;

15.  Legal and Other Expenses:

     The Borrower will pay all legal fees and disbursements in respect of the Loans, the preparation and issue of the security documents, the enforcement and preservation of the Bank's rights and remedies, all insurance consultation, Corporate Registry, Personal Property Registry and Tax Searches and similar fees and all other fees and disbursements of the Bank, whether or not the documentation is completed or any funds are advanced under the Loans.

16.  Bank's Solicitors:

     Legal work and documentation is to be performed on behalf of the Bank by Messrs. Parlee, McLaws, Barristers and Solicitors, 1500, 10180-101 Street, Edmonton, Alberta, Attention: Frank Niziol, Telephone Number 423-8660.


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17.  Laspe and Cancellation/Annual Review:

     If, in the opinion of the Bank a material adverse change in risk occurs at any time, at the option of the Bank this offer of credit may be cancelled or disbursement withheld. The availability of the Loans and the terms and conditions of any offer of credit will be subject to periodic review by the Bank, not less than annually.

18.  Credit Reporting:

     The Borrower and the Guarantor consent to the Bank obtaining from any credit reporting agency or from any person such information as the Bank may require at any time, and consent to the disclosure at any time of any information concerning the Borrower and the Guarantor to any credit grantor with who the Borrower and the Guarantor have financial relations or to any credit reporting agency.

19.  Non-Merger and Non-Assignment:

     The terms and conditions of this offer of credit will not be merged by, and will survive, the execution of the security documents, and the benefits conferred hereby may not be assigned by the Borrower.

20.  Guarantors:

     By executing this letter, the Guarantor convenants and agrees with the Bank to perform and to cause the Borrower to perform all convenants and agreements herein in favour of the Bank.

This offer of credit my be accepted by the Borrower by signing, dating and returning to the Bank by July 26, 2000 the enclosed "Acceptance Copy" of this letter executed by the Borrower and the Guarantor.


Your sincerely,



/s/ Edgar Aragon
----------------
Edgar Aragon
Account Manager


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